Exhibit 99.1

Apple Hospitality REIT Acquires Hilton Garden Inn and Home2 Suites by Hilton in Birmingham

Richmond, Va. (September 13, 2017) – Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality” or the “Company”) today announced that it has closed on the previously announced acquisition of the newly-constructed, dual-branded Hilton Garden Inn® and Home2 Suites by Hilton® property in Birmingham, Alabama, with a combined total of 210 rooms, for a purchase price of approximately $38.4 million, or $183,000 per key.

“We are pleased to add this new, unique, dual-branded property to our portfolio of hotels and enter the resurgent downtown Birmingham market,” said Nelson Knight, Executive Vice President and Chief Investment Officer of Apple Hospitality REIT. “Our per-key purchase price for these new hotels in a growing market is very attractive, highlighting the benefits of entering into fixed-price contracts with developers prior to construction. The property is ideally located with great exposure to a wide variety of corporate, medical, academic, government and leisure demand generators.”

The new Hilton Garden Inn® and Home2 Suites by Hilton®, located at 250 18th Street South in Birmingham, Alabama, are situated in the heart of Birmingham’s downtown business district with easy access to the University of Alabama at Birmingham, Children’s of Alabama pediatric hospital, the Birmingham VA Medical Center, Regions Financial Corporation’s headquarters, numerous corporate offices, and a variety of museums, restaurants and entertainment venues. According to data provided by Smith Travel Research (STR) for the seven-month period ending July 31, 2017, RevPAR for the Birmingham, Alabama market improved by more than seven percent, as compared to the same period of 2016.

Following this acquisition, the Apple Hospitality portfolio includes 237 hotels, with more than 30,000 guestrooms, geographically diversified throughout 33 states.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select-service hotels in the United States. The Company’s portfolio consists of 237 hotels, with more than 30,000 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 33 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statements.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.